                                    Exhibit 4


                               Operating Agreement
                                 by and between
                       International Transmission Company
                                       and
                           The Detroit Edison Company

                            Dated as of May __, 2000



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                               OPERATING AGREEMENT

                                 BY AND BETWEEN

                       INTERNATIONAL TRANSMISSION COMPANY

                                       AND

                           THE DETROIT EDISON COMPANY


                            Dated as of May __, 2000



                              (PRO FORMA AGREEMENT)

                               OPERATING AGREEMENT
                                 BY AND BETWEEN
                       INTERNATIONAL TRANSMISSION COMPANY
                                       AND
                           THE DETROIT EDISON COMPANY


         This agreement is made and entered into as of this __ day of May, 2000, by and between International Transmission Company ("ITC"), a Michigan corporation, having its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226, and The Detroit Edison Company ("DETROIT EDISON"), a Michigan corporation, having its principal place of business at 2000 Second Avenue, Detroit, Michigan 48226. (ITC and Detroit Edison may be referred to individually as "PARTY" or collectively as the "PARTIES").

         WHEREAS, as a consequence of the comprehensive restructuring of the bulk power and retail electric markets in the State of Michigan, Detroit Edison has entered into an agreement pursuant to which it will sell substantially all of its integrated transmission facilities located in the State of Michigan with voltage ratings of 120 kilovolts ("kV") and above (collectively, the "TRANSMISSION SYSTEM") to ITC (the "TRANSFER TRANSACTION");

         WHEREAS, Detroit Edison desires to exit from the transmission business and transfer operational control to ITC over certain facilities classified as "distribution" with voltage ratings of 120 kV and above that are used to serve retail end-use customers ("END-USE FACILITIES");

         WHEREAS, ITC desires to engage in the transmission of electric energy in interstate commerce and to exercise operational control over both the Transmission System and End-Use Facilities for purposes of providing open access, non-discriminatory transmission service to Detroit Edison and all other eligible customers;

         WHEREAS, ITC also desires to provide open access, non-discriminatory transmission service over certain facilities owned and operated by Detroit Edison with voltage ratings below 120 kV ("DISTRIBUTION FACILITIES") that are used to serve certain wholesale customers and credit all charges collected therefrom to Detroit Edison; and

         WHEREAS, ITC and Detroit Edison desire to enter into a comprehensive agreement defining the post-Transfer Transaction responsibilities for the Transmission System and End-Use Facilities, including the exercise of operational control, planning, and expansion thereof by ITC.

         NOW THEREFORE, in consideration of the mutual agreements and commitments contained herein, ITC and Detroit Edison agree as follows:


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                             ARTICLE 1. DEFINITIONS

         1.1 The following terms shall have the meanings set forth below. Any term used in this Agreement that is not defined herein shall have the meaning customarily attributed to such term within the electric utility industry.

         "AGREEMENT" means this Operating Agreement By and Between International Transmission Company and The Detroit Edison Company, as it may be amended from time to time.

         "CLOSING DATE" means the date and time upon which the closing of the Transfer Transaction actually occurs.

         "CONTROL AREA" means the Transmission System as bounded by interconnections (tie line) metering and telemetry such that Generation Resources are controlled directly to maintain interchange schedules with other control areas and to contribute to the frequency regulation of the interconnected transmission grid.

         "CONTROL AREA OPERATOR" means the person and/or entity responsible for exercising operational control over the Transmission System.

         "ECAR" means the Eastern Coordination and Reliability Agreement, its successors and assigns.

         "FERC" means the Federal Energy Regulatory Commission.

         "GENERATION RESOURCES" means the facilities used for the production of electric energy, which are owned and operated by Detroit Edison and located within ITC's Control Area available to meet the capacity and energy needs of Detroit Edison.

         "GOOD UTILITY PRACTICES" means any of the practices, methods, or acts engaged in or approved by a significant portion of the electric utility industry with respect to similar facilities during the relevant time period which, in each case, in the exercise of reasonable judgment in light of the facts known or that should have been known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, law, regulation, environmental protection, and expedition. Good Utility Practices are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others, but rather to delineate the acceptable practices, methods, or acts generally accepted in such industry.

         "ITC OATT" means the tariff pursuant to which ITC provides or will provide open access, non-discriminatory transmission service, as amended from time to time, or any successor tariff on file, or to be filed, with the FERC, as such may be amended from time to time.

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         "LOAD REQUIREMENTS" means the demand and energy which Detroit Edison is obligated to provide to satisfy retail service territory commitments, wholesale requirements tariffs or agreements, and planning reserves.

         "MECS" means Michigan Electric Coordination System, its successors or assigns.

         "OASIS STANDARDS OF CONDUCT" means the rules and regulations promulgated by the FERC, 18 C.F.R. Part 37 (1999), as amended from time to time, requiring the implementation of Standards of Conduct governing the transfer of information and communications between public utilities' wholesale merchant and transmission system operation functions, and that of their affiliates.

         "OFF-SYSTEM PURCHASES" means purchases from a third-party of energy, associated capacity, or ancillary services to reduce costs or to provide reliability for the Transmission System or as required by law.

         "OFF-SYSTEM SALES" means all wholesale sales of power and energy made by Detroit Edison to third-parties.

         "REGULATORY AUTHORITY" means any federal, state, local, or other governmental, regulatory, or administrative agency having jurisdiction over the subject matter of this Agreement.

         "RTO" means regional transmission organization as contemplated by the FERC in Order No. 2000, Regional Transmission Organizations, 89 FERC [paragraph]. 61,285 (1999).

         "SYSTEM CONTROL CENTER" means the facilities used by ITC to provide the services necessary for the operation of the Transmission System as a single Control Area.

         "SYSTEM DISPATCH" means the centralized, commitment and dispatch of Generating Resources and Off-System Purchases by ITC.

         "TRANSMISSION ASSETS" means all individual facilities used to transmit electric energy with voltage ratings of 120 kV and above, including all transmission lines and stations (including rights-of-way, certain land, towers, poles, and conductors), transformers, the MECS Control Center facility and related equipment (including associated land and rights), generation tie lines, radial taps from the Transmission System (up to, but not including the facilities that establish the final circuit connection to distribution facilities or retail customers), voltage control devices and power flow control devices directly connected to the Transmission System, associated substations, mobile capacitor banks, and necessary inventory and equipment spares.

         "TRANSMISSION CUSTOMER" means a transmission customer taking service under the ITC OATT, any entity that is a party to a transaction under the ITC OATT, including Detroit Edison, or any entity on whose behalf ITC is providing transmission service as the agent for Detroit Edison.

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         1.2 Each of the following terms have the meaning specified in the section set forth opposite such term:

                  Term                                            Section
                  ----                                            -------
                  ATC                                             3.1.3
                  CONFIDENTIAL INFORMATION                        15.8
                  DEFAULTING PARTY                                8.2
                  DIRECT CLAIM                                    7.3.3
                  DISCLOSING PARTY                                15.8
                  DISTRIBUTION FACILITIES                         Recitals
                  EFFECTIVE DATE                                  2.1
                  END-USE FACILITIES                              Recitals
                  EVENT OF DEFAULT                                10
                  GRANDFATHERED AGREEMENTS                        3.5
                  FORCE MAJEURE EVENT                             9.1
                  INDEMNIFIED PARTY                               7.1
                  INDEMNIFYING PARTY                              7.1
                  INDEMNITEE                                      7.2
                  INDEMNIFIABLE LOSS(ES)                          7.1
                  INITIAL TERM                                    2.1
                  NITS                                            3.5
                  NON-DEFAULTING PARTY                            8.2
                  OASIS                                           3.1.5
                  RECIPIENT                                       15.8
                  RENEWAL TERM                                    2.1
                  THIRD PARTY CLAIM                               7.3.1
                  TRANSFER TRANSACTION                            Recitals
                  TRANSMISSION SYSTEM                             Recitals

                         ARTICLE 2. TERM AND TERMINATION

         2.1 This agreement shall become effective when signed by the Parties. Parties' corresponding obligations as set forth herein shall begin at 12:01 a.m.
(EPT) on the day immediately following the Closing Date ("EFFECTIVE DATE"). The initial term of this Agreement shall commence as of the Effective Date and shall continue for one (1) year ("INITIAL TERM"), unless terminated earlier in accordance with the provisions of this Agreement. Following the Initial Term, or each subsequent Renewal Term (as hereinafter defined), as the case may be, this Agreement shall automatically be renewed for a period of one (1) year ("RENEWAL TERM"), unless either Party delivers a written notice of termination to the other Party at least sixty (60) days prior to the end of the then current term.

         2.2 Upon entering into this Agreement, the Parties have acknowledged that by no later than December 31, 2001, ITC will either join a FERC-approved RTO or constitute itself as an RTO that satisfies all of the minimum characteristics and functions of an RTO as determined by the FERC. Should ITC seek to transfer ownership, operation, and/or control of the

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Transmission System to a FERC-approved RTO, the Parties shall have the right to leave in effect all or part of this Agreement for an interim period following such transfer, upon the express written consent of each Party (whose consent shall not be unreasonably withheld); provided however, that if the transfer of ownership, operation, or control of the Transmission System occurs as a result of ITC's participation in a FERC-approved RTO, ITC shall be required to secure the consent of the RTO regarding the continued effectiveness of this Agreement.

         2.3 Any obligations incurred by the Parties under this Agreement to make payments due, remit costs, or complete construction of designated facilities, as agreed to prior to the termination hereof, shall survive the termination of this Agreement.

                                   ARTICLE 3.
                   OBLIGATIONS, RIGHTS AND RESPONSIBILITIES OF
                       INTERNATIONAL TRANSMISSION COMPANY

         3.1 Operation of Transmission System. Pursuant to the terms of this Agreement, upon the consummation of the Transfer Transaction, ITC shall be responsible for operating the Transmission System (including all End-Use Facilities as defined herein) in order to provide all Transmission Customers with safe, efficient, reliable, and non-discriminatory transmission service pursuant to terms and conditions set forth in the ITC OATT. As more fully set forth in the Operating Protocols attached hereto as Appendix 1, such operation shall be in accordance with Good Utility Practices and shall conform to the applicable reliability requirements of NERC, ECAR or other regional reliability councils, or any successor organizations, and all applicable requirements of federal or state laws or Regulatory Authorities. ITC shall establish reliability guidelines or procedures necessary to implement and comply with the applicable reliability requirements. As further detailed in Appendix 1, ITC shall assume the following operational responsibilities from Detroit Edison:

                  3.1.1 Administration and Maintenance of ITC OATT. ITC shall be responsible for administering the ITC OATT and for providing open access, non-discriminatory transmission service to all Transmission Customers taking service under such tariff and for maintaining the ITC OATT on file with the FERC.

                  3.1.2 Review and Approval of Requests for Transmission Service Under the ITC OATT. ITC shall be responsible for reviewing and approving, as appropriate, all requests for open access, non-discriminatory transmission service under the ITC OATT.

                  3.1.3 Determination of Available Transmission Capacity. ITC shall be responsible for calculating available transmission capacity ("ATC") for the Transmission System in accordance with the terms and conditions set forth in the ITC OATT.

                  3.1.4 Provision of Ancillary Services. ITC shall be responsible for offering ancillary services, as required by the rules and regulations of the FERC, to all Transmission Customers taking service under the ITC OATT. ITC shall procure ancillary services on a non-preferential and competitive basis from Detroit Edison at currently FERC-approved rates set forth in Docket No. OA96-78-000, and from any third-party suppliers of such services at FERC-

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approved rates. So long as ITC and Detroit Edison are corporate affiliates, ITC shall only procure ancillary services from Detroit Edison at FERC-approved cost-based rates.

                  3.1.5 Administration of Open Access Same-Time Information System. ITC shall assume responsibility for operating the open access same-time information system ("OASIS") for the Transmission System, subject to the oversight of ECAR.

                  3.1.6 Maintenance and Operation Services. ITC shall be responsible for maintenance and operation of the Transmission System and may employ persons and enter into agreements as necessary to perform these services. ITC may contract with Detroit Edison to perform these services. Pursuant to the terms of a separate services agreement, Detroit Edison agrees to perform maintenance and operation services for ITC, in accordance with Good Utility Practices. The services agreement shall continue until such time that ITC either becomes a member of an existing FERC-approved RTO or constitutes itself as an RTO that fully satisfies the minimum characteristics or functions of an RTO, and is no longer affiliated with Detroit Edison and its parent, DTE Energy Company, whichever shall occur first; provided however, that nothing in this Agreement shall preclude the Parties from renewing or renegotiating such services agreement.

                  3.1.7 Coordination of Maintenance Schedules. ITC shall be responsible for establishing, in coordination with all Transmission Customers, a maintenance schedule for all Transmission Assets making up the Transmission System, and shall coordinate with Detroit Edison and all other generators, as appropriate, the scheduling of maintenance on all Generation Resources connected to the Transmission System.

                  3.1.8 Maintenance of Transmission System Security. ITC shall be responsible for maintaining the security of the Transmission System and shall monitor and coordinate voltage levels with neighboring control areas.

                  3.1.9 Construction of New Transmission Assets. ITC shall be responsible for the construction of new Transmission Assets where necessary or desirable to provide transmission service over the Transmission System, or in response to requests for transmission service under the ITC OATT. ITC shall be responsible for acquiring all land, licenses, or rights-or-way necessary for such construction. ITC may, in its reasonable business judgment, contract with Detroit Edison for design, construction, and related real estate services. Pursuant to the terms of separate construction agreement, Detroit Edison agrees to construct all new Transmission Assets for ITC. The construction agreement will continue until such time as ITC either becomes a full member of an existing FERC-approved RTO, or constitutes itself as an RTO that satisfies the FERC's minimum characteristics and functions of an RTO, and is no longer affiliated with Detroit Edison and its parent, DTE Energy Company, whichever shall occur first; provided however, that nothing in this Agreement shall preclude the Parties from renewing or renegotiating such construction agreement.

                  3.1.10 Access to Transmission System. During reasonable business hours and under reasonable conditions, ITC shall, upon request, allow a duly-authorized representative(s) of Detroit Edison such access to the Transmission System as is necessary for Detroit Edison to



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perform its obligations under this Agreement or to comply with the requirements of Regulatory Authorities. Any such access provided pursuant to this section
3.1.10 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

                  3.1.11 Providing Information to Detroit Edison. ITC shall provide such information to Detroit Edison as is necessary for Detroit Edison to perform the obligations set forth in Article IV of this Agreement or any Grandfathered Agreement, or to comply with the requirements of any Regulatory Authority. All such information provided by ITC shall be submitted in accordance with the relevant rules and regulations set forth in the OASIS Standards of Conduct. Information identified as "confidential" shall be treated as confidential to the extent permitted by law. Any information provided pursuant to this section 3.1.11 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

                  3.1.12 Inspection and Auditing of Records. During reasonable business hours and under reasonable conditions, ITC shall, upon request, grant a duly-authorized representative(s) of Detroit Edison and/or Regulatory Authorities such access to ITC's books and records as is necessary to verify compliance by ITC under this Agreement, and to audit and verify transactions under this Agreement. ITC shall also comply with all applicable reporting requirements of Regulatory Authorities having jurisdiction over ITC with respect to the business aspects of its operations, and shall maintain such accounting records and metering data as is necessary to perform its obligations under this Agreement. The inspection and auditing of ITC's books and records pursuant to this section 3.1.12 shall be subject to the relevant rules and regulations of the OASIS Standards of Conduct.

         3.2 Provision of Transmission Service over Distribution Facilities ITC. ITC shall provide open access, non-discriminatory transmission service to certain wholesale customers over the Distribution Facilities, as defined herein, pursuant to the terms of the ITC OATT and shall credit all charges associated with the provision of such services over the Distribution Facilities to Detroit Edison.

         3.3 Obligation to Dispatch System. Upon consummation of the Transfer Transaction, ITC shall administer and perform the function of system dispatch in order to meet Load Requirements and Off-System Sales obligations through the dispatch of Detroit Edison's Generation Resources and Off-System Purchases, consistent with Good Utility Practices, as well as any applicable standards established by NERC and ECAR.

                  3.3.1 Detroit Edison and ITC shall provide communications, metering, and other facilities necessary for the metering and control of the Generating Resources and interconnected Transmission Assets, respectively. Detroit Edison shall be responsible for any expenses incurred regarding the installation, operation, and maintenance of facilities that constitute a portion of a particular Generation Resource. ITC shall be responsible for any expenses it incurs for the installation, operation, and maintenance of interconnected Transmission Assets or the Transmission System.



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

         3.4 Obligations as Control Area Operator. Upon consummation of Transfer Transaction, ITC shall administer and perform the duties, as defined in this section 3.4, of Control Area Operator for the Transmission System and, at a minimum, shall be obligated to:

                  3.4.1 match, at all times, the power from generators located within the Transmission System with capacity and energy purchased from or sold to entities located outside of the Transmission System with load located within the Transmission System;

                  3.4.2 maintain scheduled interchange with other Control Area Operators, within the limits of Good Utility Practices;

                  3.4.3 maintain the frequency of the Transmission System within reasonable limits in accordance with Good Utility Practices;

                  3.4.4 procure from Detroit Edison, or from other third-party generators, sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practices; and

                  3.4.5 administer, maintain, and implement all transmission reservations in accordance with the OASIS.

         3.5 Grandfathered Transmission Agreements. Where Detroit Edison is obligated to provide transmission under agreements or tariffs which were executed or effective prior to July 9, 1996 ("GRANDFATHERED AGREEMENTS"), ITC and Detroit Edison will execute a Network Integration Transmission Service ("NITS") agreement under the ITC OATT to ensure that Detroit Edison's obligation to provide transmission service under the Grandfathered Agreements is satisfied. The load served under the Grandfathered Agreements will be included in Detroit Edison's load ratio calculation under the ITC OATT, and Detroit Edison shall compensate ITC for this service under the ITC OATT. Detroit Edison will continue to bill customers served pursuant to the Grandfathered Agreements in accordance with the rates, terms and conditions set forth therein.

                                   ARTICLE 4.
                    OBLIGATIONS, RIGHTS AND RESPONSIBILITIES
                          OF THE DETROIT EDISON COMPANY

         4.1 Duty to Cooperate with ITC. Detroit Edison shall, to the greatest extent practicable, cooperate with ITC as ITC performs its duties as system dispatcher and Control Area Operator, including providing reactive supply and voltage control from generation sources or other ancillary services and reducing load, when reasonably requested by ITC, in accordance with the terms and conditions of the ITC OATT and Good Utility Practices. Detroit Edison shall not operate its Generation Resources or Distribution Facilities in a manner which unduly interferes with the provision of transmission service by ITC.



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         4.2 Construction of New Distribution Facilities. Detroit Edison shall, at the request of ITC, plan and construct such Distribution Facilities necessary to provide adequate and reliable transmission service to wholesale customers served over the Distribution Facilities.

                  4.2.1 Detroit Edison shall obtain all required authorizations, permits, licenses, or other regulatory approvals, including without limitation, siting and environmental requirements as may be imposed by state, local, and federal laws and regulations, for all facilities constructed by Detroit Edison. Construction of new facilities shall be performed in accordance with Good Utility Practices, industry standards, and any requirements of Regulatory Authorities.

         4.3 Access to Distribution Facilities. During reasonable business hours and under reasonable conditions, Detroit Edison shall, upon request, allow a duly-authorized representative(s) of ITC access to the Distribution Facilities as is necessary for ITC to perform its obligations under this Agreement, the ITC OATT, and any service agreements thereunder, or to comply with the requirements of Regulatory Authorities. Any such access provided pursuant to this section 4.3 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.

         4.4 Future Transfer of Operational Control of Distribution Facilities to ITC. Should Detroit Edison transfer operational control of the Distribution Facilities to ITC, subject to approval of the applicable Regulatory Authority(ies), Detroit Edison shall appoint ITC as its agent hereunder for purposes of providing all customers taking service over such Distribution Facilities with open access transmission service under the ITC OATT.

         4.5 Providing Information to ITC. Detroit Edison shall provide such information to ITC as is necessary for ITC to perform its obligations under this Agreement, the ITC OATT, and any transmission service agreements thereunder, or to comply with the requirements of Regulatory Authorities. Any such information provided pursuant to this section 4.4 shall be subject to the relevant rules and regulations established pursuant to the OASIS Standards of Conduct.

         4.6. Inspection and Auditing of Records. During reasonable business hours and under reasonable conditions, Detroit Edison shall, upon request, allow a duly-authorized representative(s) of ITC such access to books and records as is necessary for ITC to perform its obligations under this Agreement, the ITC OATT, and any service agreements thereunder, or to comply with the requirements of Regulatory Authorities, for purposes of auditing and verifying transactions under this Agreement. Detroit Edison shall, upon consummation of the Transfer Transaction, comply with all applicable reporting requirements of Regulatory Authorities having jurisdiction over Detroit Edison with respect to the business aspects of its operations and shall maintain such accounting records and metering data as is necessary to perform its obligations under this Agreement. Any such inspection and auditing of Detroit Edison's books and records conducted by ITC pursuant to this section 4.5 shall be subject to the relevant rules and regulations set forth in the OASIS Standards of Conduct.



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         4.7 Fixed Costs of Existing Generation Resources. Detroit Edison shall remain responsible for all costs of Generation Resources subject to its ownership and control, including generating unit retirements and permanent derates.

         4.8 New Generation Resources. Detroit Edison shall be responsible for the costs of any new Generation Resources constructed, purchased, leased, or otherwise acquired by Detroit Edison during the term of this Agreement. These costs include, but are not limited to, the cost of environmental compliance.

         4.9 Demand Charges from Off-System Purchases. Demand Charges from existing Off-System Purchases to enable Detroit Edison to meet safely, reliably, and economically its Load Requirements shall remain the responsibility of Detroit Edison.

                        ARTICLE 5. ASSIGNMENT OF REVENUES

         Transmission revenues from all Grandfathered Agreements will be billed and collected by Detroit Edison. ITC will bill and collect all revenues for open access transmission service agreements assigned by Detroit Edison to ITC pursuant to the terms of the Transfer Transaction. The revenues billed, collected, and received pursuant to open access transmission service provided pursuant to the terms and conditions of the ITC OATT shall be retained by ITC. ITC shall credit to Detroit Edison those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under ITC OATT.

                                   ARTICLE 6.
                    OBLIGATIONS, RIGHTS AND RESPONSIBILITIES
                           OF THE OPERATING COMMITTEE

         6.1 Creation of Operating Committee. Upon the consummation of the Transfer Transaction, the Parties hereto shall create an Operating Committee which shall consist of one member designated by each party; provided however, that any third-party transferring ownership and/or control over its FERC-jurisdictional transmission facilities to ITC shall be granted the opportunity to designate one representative to the Operating Committee.

         6.2 Meeting Dates. The Operating Committee shall hold such meetings at such times designated by the Committee, but at least once per calendar year. Meetings of the Operating Committee may also be held at any time upon the request of a member of the Operating Committee. Minutes of the Operating Committee meeting shall be prepared and maintained.

         6.3 Decisions. All decisions of the Operating Committee shall be made by unanimous vote of the members present or voting by proxy at the meeting at which the vote is taken.

         6.4 Duties. The Operating Committee shall have the following duties, unless such duties are otherwise assigned by a vote of the Operating Committee to ITC or Detroit Edison, in which case the so-assigned party shall perform such duties. The Operating Committee shall:



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

                  6.4.1 Be responsible for the day-to-day administration of this Agreement and the development of any amendments thereto.

                  6.4.2 Review and recommend additional duties and responsibilities for ITC or Detroit Edison consistent with FERC Order Nos. 888, 889 and 2000, and review and recommend changes to the procedures for System Dispatch and interchange coordination.

                  6.4.3 Monitor the adequacy of reserves for the Parties and the Transmission System.

                  6.4.4 Provide coordination of maintenance schedules for major Generation Resources.

                  6.4.5 Provide coordination of other matters not specifically provided herein which the Parties agree are necessary to operate the Transmission System reliably and economically.

         6.5 Committee Expenses. Each Party shall pay the expenses of its representative to the Operating Committee.


                           ARTICLE 7. INDEMNIFICATION

         7.1 Indemnification. Each Party (as an "INDEMNIFYING PARTY") shall indemnify, hold harmless, and defend the other Party (an "INDEMNIFIED PARTY"), its parent, affiliates and successors, and their officers, directors, employees, agents, subcontractors and successors, from and against any and all claims, demands, liabilities, costs, losses, judgments, damages, and expenses (including, without limitation, reasonable attorney and expert fees and disbursements incurred by Indemnified Party in any actions or proceedings between Indemnified Party and a third party, the Indemnifying Party or any other party) to the extent the foregoing are not covered by insurance ("INDEMNIFIABLE LOSS(ES)") suffered by or asserted against Indemnified Party by a third party to the extent caused by the gross negligence or willful misconduct of the Indemnifying Party and/or its respective officers, directors, employees, agents and subcontractors and arising out of this Agreement and not caused by the negligence or willful misconduct of any such Indemnitee.

         7.2 Indemnification Procedures. Any Party entitled to receive indemnification under this Agreement (an "INDEMNITEE") as a result of having a claim under these indemnification provisions shall make a good faith effort to recover all losses, damages, costs, and expenses from insurers of such Indemnitee under applicable insurance policies so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced to the extent that Indemnitee receives any insurance proceeds with respect to an Indemnifiable Loss. The obligations of the Parties under this
Article 7 shall not be limited in any way by any limitation on insurance, by the amount or types of damages (except as otherwise limited under section 7.1), or by any compensation or benefits payable by the Parties under workers' compensation acts, disability benefit acts or other employee acts, or otherwise.



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

         7.3 Defense of Claims.

                  7.3.1 If any Indemnitee receives written notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a Party to this Agreement or any affiliate of a Party to this Agreement (a "THIRD PARTY CLAIM") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnitee's receipt of written notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

                  7.3.2 If within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of section 7.3.1, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days (unless waiting 20 calendar days would prejudice the Indemnitee's rights) after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) business days after its receipt of such notice, the Indemnitee may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice. Notwithstanding the foregoing, the Indemnitee shall have the right to pay, compromise, or settle any Third Party Claim at any time, provided that in such event the Indemnitee shall waive any right to indemnity hereunder unless the Indemnitee shall have first sought the consent of the Indemnifying Party in writing to such payment, settlement, or compromise and such consent was unreasonably withheld or delayed, in which event no claim for indemnity therefor hereunder shall be waived.

                  7.3.3 Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event not later than thirty (30) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have accepted such Direct Claim. If the Indemnifying Party rejects such Direct Claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

                  7.3.4 If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other entity, the amount of such reduction, less any costs, expenses, or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate as published in The Wall Street Journal) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party will then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment are hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. Nothing in this section 7.3.4 shall be construed to require any Party hereto to obtain or maintain any insurance coverage.

                  7.3.5 A failure to give timely notice as provided in this
section 7.3 will not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                       ARTICLE 8. LIMITATION OF LIABILITY

         8.1 No Consequential Damages. Neither ITC nor Detroit Edison, nor their respective officers, directors, agents, employees, successors, assigns, or subcontractors shall be liable to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors, assigns, or subcontractors for claims, suits, actions, causes of action, or otherwise for incidental, punitive, special, indirect, multiple, or consequential damages (including attorneys' fees or litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with, or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, statutory (including negligence and misrepresentation), breach of warranty, or strict liability.

         8.2 Direct Damages. Subject to the indemnity obligations set forth in
Article 7, upon an Event of Default by one Party (the "DEFAULTING PARTY") under this Agreement, which Event of Default is not excusable due to a Force Majeure Event or due to an Event of Default by the other Party (the "NON-DEFAULTING PARTY") under this Agreement, the Defaulting Party's liability to the Non-Defaulting Party shall be limited to the Non-Defaulting Party's direct damages incurred by the Non-Defaulting Party as a result of such Event of Default by the Defaulting Party.

                            ARTICLE 9. FORCE MAJEURE

         9.1 Force Majeure. A Party shall not be considered to be in default or breach of this Agreement, and shall be excused from performance, or liability for damages to the other Party, to the extent it shall be delayed in or prevented from performing or carrying out any of the obligations or responsibilities of this Agreement because of a Force Majeure Event. "FORCE MAJEURE EVENT" means any occurrence beyond the reasonable control of a Party which causes such Party to be delayed in or prevented from performing or carrying out any of its obligations under this Agreement and which by the exercise of due diligence in accordance with Good Utility Practices, that Party is unable to prevent, avoid, mitigate, or overcome, including any of the following: any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, ice, explosion, breakage or accident to machinery or equipment, order, regulation or restriction imposed by governmental military or lawfully established civilian authorities, provided that a Force Majeure Event shall not include lack of finances or change in market conditions, and provided further that any failure by ITC to obtain services for the Transmission System due to the failure of any supplier or subcontractor of ITC to perform any obligation to ITC (including Detroit Edison as maintenance supplier) shall not constitute a Force Majeure Event hereunder unless such subcontractor or supplier is unable to perform for reasons that would constitute a "Force Majeure Event" hereunder.

         9.2 Procedure. Any Party claiming that a Force Majeure Event has occurred shall (i) provide prompt written notice of such Force Majeure Event to the other Party giving a detailed written explanation of the event and an estimate of its expected duration and probable effect on the performance of that Party's obligations hereunder; and (ii) use commercially reasonable efforts in accordance with Good Utility Practices to mitigate the effect of the Force Majeure Event on the other Party, except that settlement of any labor dispute shall be in the sole judgment of the affected Party.

                               ARTICLE 10. DEFAULT

         Unless excused by a Force Majeure Event, or the other Party's Event of Default, each of the following events shall be deemed to be an "EVENT OF DEFAULT" hereunder: failure of either Party, in a material respect, to comply with, observe, or perform any covenant, warranty, or obligation under this Agreement, without limitation, and such failure is not cured or rectified within thirty (30) days after receipt of written notice of such failure from the other Party or such longer period as may be reasonably required, provided that the defaulting Party diligently attempts to cure the Event of Default.

                         ARTICLE 11. ADDITIONAL REMEDIES

         Subject to section 7.1, and to the extent permitted by law, the Parties shall be entitled to injunctive relief to prevent breaches by a Party, and specific performance to enforce the terms of this Agreement, in addition to any other remedy to which a Party is entitled under this Agreement, at law, or in equity.

                              ARTICLE 12. DISPUTES

         Any disagreement between ITC and Detroit Edison as to their rights and obligations under this Agreement shall first be addressed by the Parties. If representatives of the Parties are unable in good faith to satisfactorily resolve their disagreement, the Parties shall refer the matter to their respective senior management. If, after using their best efforts to try to resolve the dispute, senior management cannot resolve the dispute in thirty (30) days, either Party may exercise any right or remedy available pursuant to this Agreement.

                   ARTICLE 13. REPRESENTATIONS AND WARRANTIES

         13.1     ITC. ITC represents and warrants to Detroit Edison as follows:

                  13.1.1 Organization. ITC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and ITC has the requisite corporate power and authority to carry on its business as now being conducted.

                  13.1.2 Authority Relative to this Agreement. ITC has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by ITC and constitutes a valid and binding Agreement of ITC.

                  13.1.3 Regulatory Approval. ITC has obtained or will obtain by the Closing Date any and all approvals of, and given notice to, any public authority that is required for it to execute and deliver this Agreement.

                  13.1.4 Compliance With Law. ITC represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would materially affect ITC's performance of its obligations under this Agreement. ITC represents and warrants that it will comply in all material respects with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over this Agreement, except to the extent that a failure to so comply would not have a material adverse effect on ITC's obligations hereunder.

         13.2 Detroit Edison. Detroit Edison represents and warrants to ITC as follows:

                  13.2.1 Organization. Detroit Edison is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, and has the requisite power and authority to carry on its business as is now being conducted.

                  13.2.2 Authority Relative to this Agreement. Detroit Edison has the requisite power and authority to execute and deliver this Agreement and, subject to the procurement of applicable regulatory approvals, to carry out the actions required of it by this Agreement. The execution and delivery of this Agreement and the actions it contemplates have been duly and validly authorized by all required corporate action. The Agreement has been duly and validly executed and delivered by Detroit Edison and constitutes a valid and binding Agreement of Detroit Edison.

                  13.2.3 Regulatory Approval. Detroit Edison has obtained or will obtain by the Closing Date any and all approvals of, and given notice to, any public authority that is required for it to execute and deliver this Agreement.

                  13.2.4 Compliance With Law. Detroit Edison represents and warrants that it is not in violation of any applicable law, statute, order, rule, or regulation promulgated or judgment entered by any Federal, state, or local governmental authority, which violation would materially affect its performance of its obligations under this Agreement. Detroit Edison represents and warrants that it will comply in all material respects with all applicable laws, rules, regulations, codes, and standards of all Federal, state, and local governmental agencies having jurisdiction over this Agreement, except to the extent that a failure so to comply would not have a material adverse effect on its obligations hereunder.

         13.3 Effectiveness. The representations and warranties in sections 13.1 and 13.2 shall continue in full force and effect for the term of this Agreement.





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

                                   ARTICLE 14.
                ASSIGNMENT OR OTHER CHANGE IN CORPORATE IDENTITY


         This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns, but assignment of any right, interest, or obligation under this Agreement may not be made without the other Party's prior written consent, which consent shall not be unreasonably withheld. Assignments to which there is not consent may be voided by the non-assigning Party.

                            ARTICLE 15. MISCELLANEOUS

         15.1 Waiver. Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to any subsequent failure of the first Party to comply with such obligation, covenant, agreement, or condition.

         15.2 Governing Law. This Agreement, and all rights, obligations, and performances of the Parties hereunder, are subject to all applicable Federal and state laws, and to all duly-promulgated orders, and other duly-authorized action of governmental authorities having jurisdiction. When not in conflict with or preempted by Federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the conflict of law principles thereof.

         15.3 Severability. If any of the provisions of this Agreement are held to be unenforceable or invalid by any court or regulatory authority of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

         15.4 Amendment. If the applicable provisions relating to the implementation of this Agreement are changed materially from the policies, methods, and procedures contemplated herein, the Parties shall endeavor in good faith to make conforming changes to this Agreement with the intent to fulfill the purposes of this Agreement. Any amendment to this Agreement shall be in writing and signed by both Parties.

         15.5 Further Assurances. The Parties hereto agree to promptly execute and deliver, at the expense of the Party requesting such action, any and all other and further instruments and documents which may be reasonably requested in order to effectuate the transactions contemplated hereby, and shall carry out their obligations under this Agreement.

         15.6 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the Parties, any rights or remedies under or by reason of this Agreement.

         15.7 No Power of Representation. ITC shall have no power to represent, bind, or otherwise obligate Detroit Edison.



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

         15.8 Confidentiality. All information regarding a Party (the "DISCLOSING PARTY") that is furnished directly or indirectly to the other Party (the "RECIPIENT") pursuant to this Agreement and marked "Confidential" shall be deemed "CONFIDENTIAL INFORMATION". Notwithstanding the foregoing, Confidential Information does not include information that (i) is rightfully received by Recipient from a third party having an obligation of confidence to the Disclosing Party, (ii) is or becomes in the public domain through no action on Recipient's part in violation of this Agreement, (iii) is already known by Recipient as of the date hereof, or (iv) is developed by Recipient independent of any Confidential Information of the Disclosing Party. Information that is specific as to certain data shall not be deemed to be in the public domain merely because such information is embraced by more general disclosure in the public domain.

                  15.8.1 Recipient shall keep all Confidential Information strictly confidential and not disclose any Confidential Information to any third party for a period of two (2) years from the date the Confidential Information was received by Recipient, except as otherwise provided herein.

                  15.8.2 Recipient may disclose the Confidential Information to its affiliates and its affiliates' respective directors, officers, employees, consultants, advisors, and agents who need to know the Confidential Information for the purpose of assisting Recipient with respect to its obligations under this Agreement. Recipient shall inform all such parties, in advance, of the confidential nature of the Confidential Information. Recipient shall cause such parties to comply with the requirements of this Agreement and shall be responsible for the actions, uses, and disclosures of all such parties.

                  15.8.3 If Recipient becomes legally compelled or required to disclose any of the Confidential Information (including, without limitation, pursuant to the policies, methods, and procedures of the FERC, including the OASIS Standards of Conduct, or other Regulatory Authority), Recipient will provide the Disclosing Party with prompt written notice thereof so that the Disclosing Party may seek a protective order or other appropriate remedy. Recipient will furnish only that portion of the Confidential Information which its counsel considers legally required, and Recipient will cooperate, at the Disclosing Party's expense, with the Disclosing Party's counsel to enable the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. It is further agreed that, if, in the absence of a protective order, Recipient is nonetheless required to disclose any Confidential Information, Recipient will furnish only that portion of the Confidential Information which its counsel considers legally required.

         15.9 Survival. The indemnification obligations of each Party under
Article 7 shall become effective upon the occurrence of the Closing Date, and, for acts and occurrences prior to expiration, termination, completion, suspension, or cancellation of this Agreement shall continue in full force and effect regardless of whether this Agreement expires, terminates, or is suspended, completed, or canceled. The provisions of Articles 8, 9, and 10 shall survive termination, expiration, cancellation, suspension, or completion of this Agreement.

         15.10 Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed effective upon receipt when delivered either by



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

hand delivery, cable, telecopy (confirmed in writing), or telex, or by mail (registered or certified, postage prepaid) to the respective Parties as follows:

                  If to ITC to:

                  --------------------------
                  --------------------------
                  --------------------------
                  Attention:
                            ----------------
                  Fax:
                      ----------------------
                  If to Detroit Edison to:

                  --------------------------
                  --------------------------
                  --------------------------
                  Attention:
                            ----------------
                  Fax:
                      ----------------------

         15.11 Entire Agreement. This Agreement constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, which pertain to the subject matter contained herein.

         15.12 Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same Agreement and each of which will be deemed an original.





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




         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date and year first above written.

                                    INTERNATIONAL TRANSMISSION COMPANY


                                    By:
                                            -------------------------
                                    Name:
                                            -------------------------
                                    Title:
                                            -------------------------


                                    THE DETROIT EDISON COMPANY

                                    By:
                                            -------------------------
                                    Name:
                                            -------------------------
                                    Title:
                                            -------------------------





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




                                   Appendix 1

                               Operating Protocols

                               OPERATING PROTOCOLS

         Pursuant to and in accordance with the Operating Agreement between International Transmission Company ("ITC") and The Detroit Edison Company ("DETROIT EDISON") entered into concurrently herewith, the Parties agree to the following Operating Protocols. The Effective Date of this agreement is the same as that described in the Operating Agreement ("Agreement"), and all capitalized terms used herein shall have the same meaning ascribed thereto in the Operating Agreement, unless otherwise indicated.

                                    ARTICLE 1
                         CONTROL OF TRANSMISSION SYSTEM

         1.1 ITC Operational Responsibilities. ITC shall have operational control over the Transmission Assets and End-Use Facilities that comprise the Transmission System. ITC shall function as System Dispatcher and Control Area Operator and also have operational control over the End-Use Facilities. Upon consummation of the Transfer Transaction, Detroit Edison will transfer operational control of the End-Use Facilities to ITC in a manner consistent with Good Utility Practices. ITC will cooperate with Detroit Edison to facilitate the transfer of operational control of the End-Use Facilities.

                  1.1.1 ITC shall periodically review whether the Transmission Assets and End-Use Facilities under its operational control constitute all of the facilities necessary to provide reliable, non-discriminatory transmission service as contemplated under the Operating Agreement and the ITC OATT.

                  1.1.2 ITC shall, in consultation with Detroit Edison, develop, and revise from time-to-time as appropriate, operating procedures for its exercise of operational control over the Transmission System and the End-Use Facilities (hereinafter "Operating Procedures"). The Operating Procedures shall be provided to Detroit Edison and, except to the extent determined necessary for emergency or security reasons, such procedures shall be made available to the public. ITC shall comply with its Operating Procedures in exercising its operational control over the facilities described above.

                  1.1.3 ITC shall operate the Transmission System in such a way as to preserve the rights of Detroit Edison's existing open access transmission customers and transmission customers taking service under Grandfathered Agreements.

                  1.1.4 ITC shall be responsible for coordinating the operation of the Transmission System and End-Use Facilities with Detroit Edison, NERC, ECAR, and any other applicable regional reliability councils. ITC may join such regional reliability councils as appropriate.

                  1.1.5 ITC shall comply with any transmission operating obligations imposed by federal or state law or Regulatory Authorities which can no longer be performed solely by Detroit Edison following transfer of ownership and operational control of the Transmission System to ITC, until such obligations are revised or changed.

         1.2 Operational Responsibilities of Detroit Edison. Detroit Edison shall own and maintain its End-Use and Distribution Facilities in accordance with Good Utility Practices, and shall comply with the reasonable requests of ITC with respect to such operation and maintenance issued in compliance with these Operating Procedures.

                  1.2.1 Detroit Edison will operate its End-Use and Distribution Facilities in such a way as to preserve the rights of parties taking transmission service under Grandfathered Agreements and existing OATT customers.

         1.3 Retained Rights by Detroit Edison. Detroit Edison shall retain all rights of ownership in the End-Use and Distribution Facilities. Nothing in this agreement shall be deemed to restrict or prohibit access to the Transmission System by Detroit Edison, or its duly authorized representative(s), in furtherance of its obligations under the Operating Agreement so long as such access does not affect the provision of safe, reliable, and efficient transmission service under the ITC OATT. Detroit Edison shall be notified by ITC immediately of any event which results or which may result in unplanned outages of a transmission line or transformer. ITC shall credit to Detroit Edison those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under ITC OATT.

                                    ARTICLE 2
                DETERMINATION OF AVAILABLE TRANSMISSION CAPACITY
                           AND TRANSMISSION SCHEDULING

         2.1 Determination of Available Transmission Capacity. ITC shall determine the ATC consistent with the terms of the ITC OATT.

                  2.1.1 ITC shall review all data received from other control areas, independent transmission system operators, regional reliability councils, or other entities that impact ATC calculations.

                  2.1.2 ITC shall share data with other control areas, independent transmission system operators, regional reliability councils, or other entities with whom data must be exchanged, as requested, in order to determine ATC.

                  2.1.3 ITC shall determine the capacity, rating, control settings, and contingencies for all Transmission Assets used to calculate ATC.

         2.2 Transmission Service Requests. ITC shall receive and process all transmission service requests in accordance with the ITC OATT.

                  2.2.1 ITC shall be responsible for conducting all System Impact Studies associated with a request for transmission service. To the extent that a request for transmission service under the ITC OATT will or may have an adverse affect on Detroit Edison's ability to safely and reliably serve its transmission customers pursuant to the terms of the Grandfathered Agreements, ITC shall coordinate its System Impact Study analysis with Detroit Edison as follows:

                           2.2.1.1 ITC shall provide sufficient information to
representatives of Detroit Edison to allow them to model load consequences of the requested service on Distribution Facilities.

                           2.2.1.2 ITC shall coordinate with Detroit Edison
representatives when processing requests for open access, non-discriminatory transmission service over Distribution Facilities pursuant the terms of the ITC OATT.

                           2.2.1.3 ITC shall consult with Detroit Edison with
respect to the construction of new Transmission
Assets, or the expansion of existing Transmission Assets, which affects or may affect the Distribution Facilities.

                           2.2.1.4 Upon completion of any required System Impact
Studies, ITC shall be responsible for making the final determination as to the amount of firm and non-firm transmission capacity that is available under the ITC OATT and for resolving requests for transmission service in accordance with the terms of the ITC OATT.

                  2.2.2 To the extent that there is not adequate transmission capability to satisfy a transmission request, ITC shall relieve or facilitate the relief of the transmission constraint consistent with Good Utility Practices and the terms of the ITC OATT.

                  2.2.3 ITC shall document all requests for transmission requests under the ITC OATT, the disposition of such requests, and any supporting data required to support the decision with respect to such requests.

         2.3 Implementation of Transmission Service Transactions. ITC shall process and implement all requests for transmission service made under the ITC OATT, as follows:

                  2.3.1 ITC shall schedule and curtail transmission service in accordance with the terms of ITC OATT.

                  2.3.2 ITC shall, in consultation with Detroit Edison, develop, and from time-to-time amend, as necessary, scheduling protocols ("Scheduling Procedures"). The Scheduling Procedures shall not conflict with the terms of the ITC OATT or requirements of any applicable Regulatory Authorities. All scheduling shall be performed in accordance with the Scheduling Procedures.

                  2.3.3 ITC shall operate its Control Area to maintain load and generator balance. In so doing, ITC shall comply with the scheduling instructions issued pursuant to the Scheduling Procedures.

                  2.3.4 In performing its scheduling functions, ITC shall ensure that the Transmission System is operated in compliance with applicable NERC, ECAR or other regional reliability council or successor organizations' reliability requirements, and all other applicable operating reliability criteria.

                  2.3.5 ITC shall perform all inadvertent flow accounting for its control area and shall coordinate the performance of such accounting with other control areas.

                                    ARTICLE 3
                   ITC'S OBLIGATIONS PURSUANT TO THE ITC OATT

         3.1 ITC shall be solely responsible for administering the ITC OATT.

         3.2 ITC shall negotiate as appropriate to develop reciprocal service, equitable tariff application, compensation principles, and any related arrangements.

         3.3 ITC shall credit to Detroit Edison those charges billed and collected for the use of the Distribution Facilities by wholesale customers taking transmission service under ITC OATT.

                                    ARTICLE 4
                       SECURITY OF THE TRANSMISSION SYSTEM

         4.1 Obligations of ITC to Maintain the Security of the Transmission System. ITC shall be responsible for the security and reliability of the Transmission System. In addition, ITC shall be responsible for operating its control area in a secure and reliable manner. As Control Area Coordinator, ITC shall exercise security monitoring and emergency response functions, as described in more detail below.

         4.2 Security Monitoring.

                  4.2.1 ITC shall perform load-flow and stability studies of the Transmission System to identify and address security problems.

                  4.2.2 ITC shall monitor its control area for system security. It shall be responsible for identifying and addressing local security problems.

                  4.2.3 ITC shall exchange necessary security information with other control areas, independent transmission system operators, ECAR, and any other applicable regional reliability councils consistent with NERC (or successor organizations) and regional requirements, and the OASIS Standards of Conduct.

                  4.2.4 Detroit Edison shall continuously provide ITC with all data required to assess the security of the Transmission System consistent with NERC (or successor organizations), ECAR, and any other applicable regional requirements, and OASIS Standards of Conduct.

         4.3 Emergency Response. ITC shall work with Detroit Edison, other security coordinators, NERC, ECAR, and other applicable regional councils to develop regional security plans and emergency operating procedures.

                  4.3.1 ITC shall, in coordination with Detroit Edison, other security coordinators, NERC, ECAR, or other applicable regional reliability councils, develop, and from time-to-time update, procedures for responding to emergencies (hereinafter the "Emergency Procedures"). Such Emergency Procedures shall include procedures for responding to specified critical contingencies.

                  4.3.2 ITC shall continuously analyze issues that may require the initiation of emergency response actions. Such analysis may be made at ITC's initiative, or at the request of Detroit Edison and/or other Transmission Customers, NERC, regional reliability councils, security coordinators, or other system operators. The Emergency Procedures shall be amended to include any changes or additions resulting from such analysis.

                  4.3.3 ITC shall direct the response to any emergency in the Transmission System pursuant to the Emergency Procedures. Detroit Edison and other Transmission Customers shall carry out the required emergency actions as directed by ITC. ITC will alert Detroit Edison and other Transmission Customers to the possibility of load shedding and will provide as much advance notice as possible of the need to shed firm load.

                                    ARTICLE 5
                               ANCILLARY SERVICES

         Pursuant to section 3.1.4 of the Operating Agreement, ITC shall be obligated to offer ancillary services, as required by the applicable rules and regulations of the FERC, to all Transmission Customers taking service under the ITC OATT. ITC shall procure such ancillary services on a non-preferential and competitive basis from Detroit Edison and from any third-party suppliers of such services at FERC-approved rates. Upon request, Detroit Edison shall provide ancillary services to ITC. So long as ITC and Detroit Edison are corporate affiliates, the charges for such ancillary services shall be in accordance with FERC-approved cost-based rates. ITC will determine and obtain any black start service necessary to maintain the reliability of the Transmission System.





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



                                    ARTICLE 6
                     TRANSMISSION AND GENERATION MAINTENANCE

         6.1 Planned Transmission Maintenance. ITC is responsible for reviewing, establishing, and updating schedules for all planned maintenance of the Transmission System. ITC shall establish its planned transmission maintenance schedules for a minimum of a rolling one (1) year period, which shall be updated monthly.

                  6.1.1 ITC shall determine if, and to the extent which, such planned transmission maintenance affects transmission service, ATC, ancillary services, the security of the Transmission System, and any other relevant effects. This determination shall include appropriate analytical detail. As part of its review process, ITC shall identify planned transmission maintenance schedules that limit ATC, and opportunities and associated costs for rescheduling planned maintenance to enhance ATC.

                  6.1.2 ITC will coordinate planned outages of the Transmission System with Detroit Edison. Detroit Edison shall inform ITC of all customer-owned equipment outages that could impact loading on the Transmission System.

                  6.1.3 In developing its transmission maintenance schedule, ITC will comply with all applicable reliability standards, including, but not limited to, the current maintenance practices of Detroit Edison, will meet Detroit Edison's requirements for access to the Transmission System, and will endeavor to minimize transmission congestion.

         6.2 Unplanned and Emergency Transmission Maintenance. ITC shall coordinate unplanned transmission maintenance with Detroit Edison to assure that reliability of the Transmission System is maintained. For emergency conditions which are likely to result in significant disruption of service or damage to Generation Resources, the Transmission System or Distribution Facilities, or are likely to endanger life, property, or the environment, Detroit Edison (to the extent responsible for performing said maintenance) shall notify ITC of such emergency maintenance. Prior approval by ITC for such emergency transmission maintenance is not required.

         6.3 Generation Maintenance. Detroit Edison shall coordinate the maintenance of Generation Resources with ITC to the extent such generation maintenance affects the capability or reliability of the Transmission System as follows:

                  6.3.1 Detroit Edison shall submit its planned generating unit maintenance schedules to ITC annually for a two (2) year period, updated to include changes. A five (5) year ahead schedule shall be submitted bi-annually.

                  6.3.2 ITC shall analyze planned generating unit maintenance schedules to determine the effect on Detroit Edison (and other Transmission Customers), ATC, ancillary services, the security of the Transmission System, identification of must-run units, and any other relevant effects. ITC shall inform Detroit Edison if its generation maintenance schedule is expected to have an impact on the security of the Transmission System.

                  6.3.3 As part of its review process, ITC shall identify Generation Resource maintenance schedules that limit ATC and shall recommend opportunities for rescheduling planned maintenance to enhance ATC. If Detroit Edison reschedules maintenance at ITC's request, Detroit Edison shall be compensated for additional costs associated with rescheduling such planned maintenance pursuant to procedures adopted by ITC, and applied on a non-discriminatory basis to all similarly situated generation owners located within ITC's Control Area.

                  6.3.4 With respect to all Generating Resources connected to the Transmission System, ITC will enter into interconnection agreements and, if necessary, must-run agreements which define coordinated operations and such other operating requirements as are necessary to ensure the safe and reliable operation of such Generation Resources with the Transmission System.

         6.4 Unplanned Generation Maintenance. Detroit Edison shall notify ITC promptly in the event of an unplanned outage of the Generation Resources, including partial forced outages. Detroit Edison will coordinate unplanned generation maintenance with ITC to ensure that the reliability of the Transmission System is maintained. For emergency conditions which are likely to result in significant disruption of service or damage to Generation Resources, the Transmission System, or Distribution Facilities, or are likely to endanger life, property, or the environment, Detroit Edison shall notify ITC of the emergency generation maintenance. Prior approval for emergency generation maintenance is not required.

ACCEPTED AND AGREED THIS        day of May, 2000.
                         ------

International Transmission Company          The Detroit Edison Company


---------------------------------           ------------------------------
By:                                         By:
Its:                                        Its:

                                   Appendix 2

           Index of Detroit Edison Open Access Transmission Customers

                               SERVICE AGREEMENTS
                                      WITH
                           THE DETROIT EDISON COMPANY


           THE DETROIT EDISON COMPANY OPEN ACCESS TRANSMISSION TARIFF
                             DOCKET NO. OA96-78-000

        TRANSMISSION CUSTOMER              DOCKET NUMBER      SERVICE DATE       NETWORK            FIRM            NON FIRM
                                                                                AGREEMENT          P-T-P             P-T-P
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Cargill-Alliant, L.L.C.                 ER99-1697-000         1/5/99                                 X                 X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
DECo. Merchant Operations               ER97-1024             1/1/97                                                   X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
DECo. Merchant Operations               ER97-2297-000         2/28/97                                X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Duke Energy Corporation                 ER99-2871-000         5/24/99                                X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
MEGA                                    ER99-2873-000         5/21/99                                X                 X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Nordic Electric, L.L.C.                 ER00-0841-000         12/24/99                               X                 X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Toledo Edison Company                   ER97-2806             4/2/97                                                   X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Tenaska Power Services                  ER98-3517-000         6/10/98                                X                 X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Tractebel Energy Marketing, Inc         ER98-4465-000         7/12/98                                X                 X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------
Western Resources                       ER99-2872-000         5/21/99                                X                 X
--------------------------------------- --------------------- -------------- ----------------- --------------- ------------------

                               SERVICE AGREEMENTS
                                      WITH
                           THE DETROIT EDISON COMPANY


                     JOINT OPEN ACCESS TRANSMISSION TARIFF
               THE DETROIT EDISON COMPANY/CONSUMERS ENERGY COMPANY
                             DOCKET NO. OA97-249-000


                                                                              JOINT NETWORK                          JOINT
        TRANSMISSION CUSTOMER              DOCKET NUMBER      SERVICE DATE      AGREEMENT        JOINT FIRM         NON FIRM
                                                                                                   P-T-P             P-T-P
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
American Electric Power                 ER97-4091-000        7/11/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
American Electric Power                 ER97-4096-000        7/16/97                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Cargill-Alliant, L.L.C.                 ER99-1699-000        1/1/99                                  X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
CMS Marketing Trading                   ER97-3479-000        5/13/97                                 X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Cinergy Services, Inc.                  ER97-3480-000        5/23/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Cleveland Electric                      ER97-3478-000        5/13/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Commonwealth Edison                     ER97-4218-000        5/2/97                                                    X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Constellation Pwr.Source, Inc.          ER99-4273-000        8/31/99                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Croswell, City of                       ER97-4437-000        9/22/97                X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
DECo Merchant Operations                ER97-2061-000        2/28/97                X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
DTE Energy Trading                      ER98-2776-000        4/1/98                                  X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Duke Energy Corporation                 ER99-2871-000        5/24/99                                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Enron Power Marketing, Inc.             ER97-4413-000        8/11/97                                 X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Illinois Power Company                  ER97-3470-000        5/20/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Louisville Gas & Electric Co.           ER97-4094-000        5/11/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
MEGA                                    ER99-2873-000        5/21/99                                 X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Minnesota Power Light                   ER97-3468-000        6/12/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
New York State Electric & Gas           ER98-690-000         9/17/97                                 X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Northern Indiana (NIPSCO)               ER97-4092-000        7/11/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Ohio Edison Corporation &               ER97-3471-000        5/23/97                                                   X
Pennsylvania Power
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
PanEnergy Trading & Mkt.                ER97-3476-000        5/13/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Pennsylvania P & L Co.                  ER98-690-000         9/17/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Public Service Elec.& Gas-NJ            ER98-690-000         9/17/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
PECo. Energy Co.-Power Team             ER97-4093-000        7/11/97                                                   X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Sebewaing, Village of                   ER97-4455-000        9/22/97                X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Tenaska Power Services Co.              ER98-3517-000        6/10/98                                 X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Thumb Electric Co-op.                   ER97-4436-000        9/1/97                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Toledo Edison Company                    ER97-3477-000       4/2/97                                                    X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Tractebel Energy Marketing, Inc         ER98-4464-000        7/12/98                                 X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Virginia Electric & Power               ER97-3475-000        6/9/97                                                    X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------
Wolverine Power Supply Coop.            ER00-0878-000        1/1/00                                  X                 X
--------------------------------------- -------------------- --------------- ----------------- --------------- ------------------